 EXHIBIT (a)(1)(D)
Offer to Purchase for Cash
Up to 8,925,815 Shares of Common Stock
of
MONSTER WORLDWIDE, INC.
at
$3.70 NET PER SHARE
by
STRATEGIC INVESTMENT OPPORTUNITIES LLC
an affiliate of
MEDIANEWS GROUP, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 23, 2016, UNLESS THE OFFER IS EXTENDED.
October 25, 2016
To our Clients:
Enclosed for your consideration is an Offer to Purchase, dated October 25, 2016 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal,” which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Strategic Investment Opportunities LLC, a Delaware limited liability (the “Purchaser”), an affiliate of MediaNews Group, Inc., a Delaware corporation (“MNG”), to purchase up to 8,925,815 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Monster Worldwide, Inc., a Delaware corporation (“Monster” or the “Company”), at a price of  $3.70 per Share, net to the seller, in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.
We (or our nominees) are the holder of record of shares of Common Stock held by us for your account. A tender of such shares of Common Stock can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender shares of Common Stock for your account.
We request instructions as to whether you wish to tender any or all of the shares of Common Stock held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.
Your attention is directed to the following:
1.
The purchase price offered by the Purchaser is $3.70 per Share, net to the seller, in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

2.
The Offer is being made for up to 8,925,815 Shares.

3.
The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on Wednesday, November 23, 2016 (the “Expiration Date”), unless the Offer is extended by the Purchaser, in which event the term “Expiration Date” means the latest time at which the Offer, as so extended by the Purchaser, will expire.

4.
The Offer is not subject to a financing condition, nor is it conditioned on any minimum number of shares being tendered. The Offer is subject to the satisfaction of the conditions set forth in the Offer to Purchase under Section 13 — “Conditions to the Offer.”

5.
Upon the terms and subject to the conditions of the Offer, if more than 8,925,815 Shares are validly tendered and not properly withdrawn prior to the Expiration Date, then the shares of Common Stock so tendered will be accepted for payment on a pro rata basis, as described in the Offer to Purchase.

6.
Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal.

However, federal income tax backup withholding at a current rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.
If you wish to have us tender any or all of the shares of Common Stock held by us for your account, please so instruct us by completing, executing and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of Common Stock, all such shares of Common Stock will be tendered unless otherwise specified on the instruction form.
Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date.
The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of shares of Common Stock in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such shares of Common Stock in such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
Up to 8,925,815 Shares of Common Stock
of
MONSTER WORLDWIDE, INC.
at
$3.70 NET PER SHARE
by
STRATEGIC INVESTMENT OPPORTUNITIES LLC
an affiliate of
MEDIANEWS GROUP, INC.
The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated October 25, 2016 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”) relating to the offer by Strategic Investment Opportunities LLC, a Delaware limited liability company, an affiliate of MediaNews Group, Inc., a Delaware corporation, to purchase up to 8,925,815 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Monster Worldwide, Inc., a Delaware corporation (“Monster” or the “Company”), at a price of  $3.70 per Share, net to the seller, in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.
This will instruct you to tender the number of shares of Common Stock indicated below (or, if no number is indicated below, all shares of Common Stock) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.
ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY:             SHARES*
The method of delivery of this document is at the election and risk of the undersigned. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
*
Unless otherwise indicated, it will be assumed that all shares of Common Stock held by you for the account of the undersigned are to be tendered.

Dated:
(Signature(s))
Please Print Name(s)
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Include Zip Code
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